                  Registration Statement No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 Form S-8
                          Registration Statement
                                   Under
                        The Securities Act of 1933

                         PRO-FAC COOPERATIVE, INC.
          (Exact name of Registrant as Specified in its Charter)

                                 NEW YORK
      (State or other Jurisdiction of Incorporation or Organization)

                                16-6036816
                     (IRS Employer Identification No.)

                              90 Linden Place
                               P.O. Box 682
                         Rochester, New York 14603
                 (Address of principal executive offices)

                         Curtice-Burns Foods, Inc.
                       Employee Stock Purchase Plan
                           (Full Title of Plan)

                              William D. Rice
                         Curtice-Burns Foods, Inc.
                               P.O. Box 681
                         Rochester, New York 14603
                              (716) 383-1850
         (Name, address, including zip code, and telephone number
                including area code, of Agent for Service)

                              with a copy to:
                          David M. Mehalick, Esq.
                        Harris Beach & Wilcox, LLP
                           130 East Main Street
                         Rochester, New York 14604
                              (716) 232-4440
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
                           CALCULATION OF REGISTRATION FEE

Title of                                              Maximum
securities        Shares            Offering          Aggregate         Amount of
to be             to be             Price per         Offering       registration
registered        registered        Share             Price               fee


Class B,
Series 1 10%
Cumulative
Preferred
Stock             500,000           $10.00            $5,000,000        $1,724.14




/TABLE

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents are incorporated by reference in the registration statement:

      (a) The registrant's latest annual report on Form 10-K, or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities and Exchange Commission under the Securities Act of
1933.

      (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in
(a) above.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      General. When issued, the Class B, Series 1 10% Cumulative Preferred Stock ("Series 1 Preferred Stock") of Pro-Fac Cooperative, Inc. ("Pro-Fac") will be validly issued, fully paid and nonassessable. The holders of the Series 1 Preferred Stock will not have any preemptive rights.

      Ranking. The Series 1 Preferred Stock will rank as to dividends and upon liquidation, dissolution and winding up on a parity with the Non-Cumulative Preferred Stock, par value $25.00 per share ("Non-Cumulative Preferred Stock"), and any series of Class A Preferred Stock ("Class A Series Preferred Stock") of Pro-Fac, and will rank as to dividends or upon liquidation, dissolution or winding up, or both, on a parity with any other class or series of capital stock that expressly provides that it ranks on a parity with the Series 1 Preferred Stock with respect to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, "Parity Dividend Securities" or "Parity
Liquidation Securities").   The Series 1 Preferred Stock will rank senior
with respect to dividends and upon liquidation, dissolution and winding up to the Common Stock and any other capital stock (other than the Non-Cumulative Preferred Stock and Class A Series Preferred Stock) that does not, by its terms, expressly provide that it is senior to or on a parity with the Series 1 Preferred Stock with respect to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, "Junior Dividend Securities" or "Junior Liquidation Securities").

      Dividends. Holders of shares of Series 1 Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of assets of Pro-Fac legally available therefor, cumulative cash dividends at an annual rate equal to $1.00 per share. Dividends on the Series 1 Preferred Stock will be payable annually in arrears on each April 1. Each such dividend will be payable to holders of record as they appear on the stock records of Pro-Fac at the close of business on each March 15 preceding such dividend payment date, or such other record dates as selected by the Board, which will not be more than 50 days prior to such payment date. Dividends will be cumulative from each dividend payment date, whether or not in any dividend period or periods there are assets of Pro-Fac legally available for the payment of such dividends.

      Accumulations of dividends on shares of Series 1 Preferred Stock will not bear interest. Dividends payable on the Series 1 Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of 360-day year consisting of twelve 30-day months.

      No full dividend and no distribution may be declared by the Board or paid or set apart for payment by Pro-Fac on the Series 1 Preferred Stock for any period unless a pro rata portion of the annual dividend anticipated to be paid on the Non-Cumulative Preferred Stock for the applicable period (in any event, not less than 6% per annum) has been or is contemporaneously declared. In addition, no full dividend and no distribution may be declared by the Board or paid or set apart for payment by Pro-Fac on the Non-Cumulative Preferred Stock, Class A Series Preferred Stock or other Parity Dividend Securities unless full cumulative dividends have been or contemporaneously are declared and a sum set apart sufficient for such payment on the Series 1 Preferred Stock for all dividend periods terminating on or prior to the date of payment of such full dividends on the Non-Cumulative Preferred Stock, Class A Series Preferred Stock or other Parity Dividend Securities. If any dividends are not paid in full upon the shares of the Series 1 Preferred Stock, the Non-Cumulative Preferred Stock, the Class A Series Preferred Stock and other Parity Dividend Securities, all dividends declared for any period upon shares of the Series 1 Preferred Stock, the Non-Cumulative Preferred Stock, the Class A Series Preferred Stock, and other Parity Dividend Securities shall be declared ratably in proportion to accrued dividends on the Series 1 Preferred Stock, the Class
A Series Preferred Stock and other Parity Dividend Securities and the current period dividend accrual on the Non-Cumulative Preferred Stock.

      Pro-Fac may not declare, pay or set apart for payment any dividend (other than certain stock dividends) on any of the Junior Dividend Securities or make any distribution in respect thereof unless full cumulative dividends on the Series 1 Preferred Stock and Class A Series Preferred Stock have been or are contemporaneously declared and the corresponding portion of the current annual dividend on the Non-Cumulative Preferred Stock is declared as described in the preceding paragraph.

      Redemption. Pro-Fac has the right, at any time and from time to time, to redeem the Series 1 Preferred Stock, in whole or in part, at the redemption price of $10.00 per share, plus, in each case, all dividends accrued and unpaid on the Series 1 Preferred Stock up to the date fixed for redemption, upon giving notice at least 30 but not more than 60 days before the date fixed for redemption.

      From and after the redemption date (except to the extent Pro-Fac defaults in the payment of the redemption price), all dividends on the shares of Series 1 Preferred Stock designated for redemption will cease to accrue, and all rights of the holders thereof as stockholders of Pro-Fac, except the right to receive the redemption price thereof, will cease and terminate.

      Repurchase and Redemption Intentions. Pro-Fac has stated that it intends to effect periodic redemptions and repurchases of the Series 1

Preferred Stock, subject to the terms and conditions of any applicable law and any contractual agreements (including financing arrangements) to which Pro-Fac or its subsidiary, Curtice-Burns Foods, Inc. ("Curtice Burns") is a party, and to the determination of the Board of Directors of Pro-Fac that such repurchase or redemption will not have a material adverse effect on the cash flow or equity of Pro-Fac.

      Subject to the foregoing, Pro-Fac has stated its intention to periodically redeem all shares of Series 1 Preferred Stock held by former employees of Curtice-Burns (except retirees who were employed by Curtice Burns for more than 10 years and who have elected to defer redemption of shares of Series 1 Preferred Stock held by them). Pro-Fac has also stated that it intends, at least once in each fiscal year, to offer to repurchase at least (a) five percent (5%) of the issued and outstanding shares of Series 1 Preferred Stock, minus (b) the number of shares of Series 1 Preferred Stock redeemed during such fiscal year. The repurchase price will be $10.00 per share or such other price as the Board of Directors of Pro-Fac shall determine.

      The Series 1 Preferred Stock will not be subject to any sinking fund or other binding obligation of Pro-Fac to redeem or retire the Series 1 Preferred Stock. Unless redeemed by Pro-Fac, the Series 1 Preferred Stock will have perpetual maturity.

      Restriction on Transfer. Pursuant to the terms of the Employee Stock Purchase Plan, shares of Series 1 Preferred Stock may not be transferred, except to Pro-Fac pursuant to a repurchase or redemption as described above.

      Restriction on Certain Stock Acquisitions. Pro-Fac may not purchase, redeem or otherwise acquire for consideration (other than in a repurchase of Common Stock of a departing member pursuant to Pro-Fac's Bylaws or in certain recapitalizations, exchanges or refinancings) any Series 1 Preferred Stock, Parity Dividend Securities (including the Non-Cumulative Preferred Stock and Class A Series Preferred Stock), Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities unless full cumulative dividends on the Series 1 Preferred Stock and the Class A Series Preferred Stock have been or are contemporaneously declared and the corresponding portion of the current annual dividend on the Non-Cumulative Preferred Stock is declared as described above.

      Liquidation. After payment to holders of all outstanding retains, the holders of the Series 1 Preferred Stock will be entitled to receive, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Pro-Fac, $10.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders. Until the holders of the Series 1 Preferred Stock have been paid such liquidation preference in full, no payment or other distribution will be made on any Junior Liquidation Securities upon the liquidation, dissolution or winding up of Pro-Fac. If amounts available after the payment to holders of all outstanding retains are insufficient to pay, in full, the liquidation value of the Series 1 Preferred Stock, the liquidation value of the Class A Series Preferred Stock, the liquidation value of the Non-Cumulative Preferred Stock and the liquidation value (including accumulated dividends) of any other shares of Parity Liquidation Securities issued and outstanding, payments to holders of the Series 1 Preferred Stock, the Class A Series Preferred Stock, the Non-Cumulative Preferred Stock and such Parity Liquidation Securities will be made pro-rata. Neither a consolidation or merger of Pro-Fac nor a sale, lease or transfer of all or substantially all of Pro-Fac's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Pro-Fac.

      Voting. Except as required by law, holders of Series 1 Preferred Stock will not have any voting rights with respect to their shares of Series 1 Preferred Stock.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

                              Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Sections 721 through 727 of the New York Business Corporation Law, registrant may extend indemnification to directors and officers under certain circumstances, and require indemnification in more limited circumstances. The statutory provisions applicable to indemnification prohibit any such indemnification, by law or otherwise, to a director or officer if a final adjudication establishes that the acts of the director or officer were committed in bad faith, were a result of active and deliberate dishonesty and were material, or that the director or officer derived a personal gain to which the person was not entitled.

      As authorized by the New York Business Corporation Law, registrant has obtained insurance insuring registrant against any obligation that occurs as a result of its indemnification of directors, officers, or other employees, and insuring such persons for liabilities for which they may not be indemnified by registrant.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

                              Not applicable.

ITEM 8.     EXHIBITS

      The following exhibits are filed with this Registration Statement:

            4.1 Certificate of Amendment to Certificate of Incorporation of the registrant, defining the rights of holders of its Class B, Series 1 Cumulative Preferred Stock

            4.2   Employee Stock Purchase Plan

            5     Opinion of Harris Beach & Wilcox, LLP

            23.1  Consent of Price Waterhouse, LLP

            23.2  Consent of Harris Beach & Wilcox, LLP (included in
                  Exhibit 5)

ITEM 9.     UNDERTAKINGS

a.)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 c.) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on August 17, 1995.


                                          PRO-FAC COOPERATIVE, INC.


                                          /s/ William D. Rice
                                          William D. Rice
                                          Assistant Treasurer


                             POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEPHEN R. WRIGHT and WILLIAM D. RICE, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated:

       SIGNATURE                        TITLE                    DATE


/s/Bruce R. Fox               President and Director        August 17, 1995
(BRUCE R. FOX)


/s/Albert P. Fazio            Vice President and Director   August 17, 1995
(ALBERT P. FAZIO)


/s/Steven D. Koinzan          Treasurer and Director        August 17, 1995
(STEVEN D. KOINZAN)


/s/Tommy R. Croner            Secretary and Director        August 17, 1995
(TOMMY R. CRONER)


/s/Dale W. Burmeister         Director                      August 17, 1995
(DALE W. BURMEISTER)


/s/Robert V. Call, Jr.        Director                      August 17, 1995
(ROBERT V. CALL, JR.)


/s/Glen Lee Chase             Director                      August 17, 1995
(GLEN LEE CHASE)


                              Director                      August 17, 1995
(KENNETH A. MATTINGLY)


/s/Allan D. Mitchell          Director                      August 17, 1995
(ALLAN D. MITCHELL)


/s/Allan W. Overhiser         Director                      August 17, 1995
(ALLAN W. OVERHISER)


/s/Paul E. Roe                Director                      August 17, 1995
(PAUL E. ROE)


/s/Edward L. Whitaker         Director                      August 17, 1995
(EDWARD L. WHITAKER)


/s/Stephen R. Wright          General Manager               August 17, 1995
(STEPHEN R. WRIGHT)           (Principal Executive Officer)


/s/William D. Rice            Assistant Treasurer           August 17, 1995
(WILLIAM D. RICE)             (Principal Accounting Officer)

                         CERTIFICATE OF AMENDMENT
                                    TO
                       CERTIFICATE OF INCORPORATION
                                    OF
                         PRO-FAC COOPERATIVE, INC.

                      Pursuant to Section 805 of the
               Business Corporation Law and Section 5 of the
                       Cooperative Corporations Law


      We, the undersigned, the President and the Secretary of Pro-Fac Cooperative, Inc. (the "Corporation"), do hereby certify as follows:

      1.    The name of the corporation is Pro-Fac Cooperative, Inc.

      2. The certificate of incorporation of Pro-Fac Cooperative, Inc. was filed in the office of the Secretary of State on October 17, 1960.

      3. The certificate of incorporation is hereby amended pursuant to authority thereby vested in the Board of Directors of the Corporation by the addition to the certificate of incorporation of the following provision establishing a series of Class B Preferred Stock, par value $1.00 per share, of the Corporation and stating the number, designation, relative rights, preferences and limitations thereof:

DESIGNATION, PREFERENCES AND RIGHTS OF CLASS B, SERIES 1 10% CUMULATIVE PREFERRED STOCK

1.    CERTAIN DEFINITIONS

      As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Annual Dividend Period" means the annual period commencing on and including each Dividend Payment Date and ending on and including the day before the immediately subsequent Dividend Payment Date.

      "Board of Directors" means the Board of Directors of the Corporation.

      "Business Day" means any day other than a Saturday, Sunday, national holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

      "Class A Series" means any series of Class A Preferred Stock, par value $1.00 per share, of the Corporation.

      "Common Stock" means the Common Voting Stock, par value $5.00 per share, of the Corporation and any other class of common stock hereafter authorized by the Corporation from time to time.

      "Corporation" means Pro-Fac Cooperative, Inc.

      "Dividend Payment Date" means the April 1 of each year.

      "Dividend Period" means the Initial Dividend Period and, thereafter, each Annual Dividend Period.

      "Dividend Record Date" means with respect to the dividend payable on each Dividend Payment Date, the immediately preceding March 15 or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Dividend Payment Date.

      "Holder" means a registered holder of shares of Series 1 Preferred
Stock.

      "Initial Dividend Period" means, with respect to each share of Series 1 Preferred Stock, the dividend period commencing on the Issue Date of such share of Series 1 Preferred Stock and ending on and including the day before the immediately succeeding Dividend Payment Date.

      "Issue Date" means, with respect to each share of Series 1 Preferred Stock, the April 1 or October 1 upon which or next succeeding the date upon which such share was originally issued by the Corporation.

      "Junior Dividend Securities" has the meaning specified in Section 3(a) hereof and includes the Common Stock.

      "Junior Liquidation Securities" has the meaning specified in Section 3(a) hereof and includes the Common Stock.

      "Liquidation Preference" means, with respect to each share of Series 1 Preferred Stock, the Original Liquidation Preference, plus an amount in cash equal to all accrued and unpaid dividends (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date such Liquidation Preference is being determined). The Liquidation Preference of a share of Series 1 Preferred Stock will increase on a daily basis as dividends accrue on such share and will decrease only to the extent such dividends are actually paid.

      "Non-Cumulative Amount" has the meaning specified in Section 4(a) hereof.

      "Non-Cumulative Preferred Stock" means the Non-Cumulative Preferred Stock, par value $25.00 per share, of the Corporation.

      "Original Liquidation Preference" means $10.00 per share of Series 1 Preferred Stock.

      "Other Class B Series" means any series of Class B Preferred Stock, par value $1.00 per share, of the Corporation other than the Series 1 Preferred Stock.

      "Parity Dividend Securities" has the meaning specified in Section 3(b) hereof and includes the Non-Cumulative Preferred Stock, any Class A Series and any Other Class B Series.

      "Parity Liquidation Securities" has the meaning specified in Section 3(b) hereof and includes the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series.

      "Redemption" has the meaning specified in Section 6(a) hereof.

      "Redemption Date" has the meaning specified in Section 6(b) hereof.

      "Redemption Notice" has the meaning specified in Section 6(b) hereof.

      "Redemption Price" means a price per share equal to the Liquidation Preference as of the applicable Redemption Date.

      "Replaced Securities" has the meaning specified in Section 7 hereof.

      "Replacing Securities" has the meaning specified in Section 7 hereof.

      "Senior Dividend Securities" has the meaning specified in Section 3(c) hereof.

      "Senior Liquidation Securities" has the meaning specified in Section 3(c) hereof.

      "Series 1 Preferred Stock" means the Class B, Series 1 10% Cumulative Preferred Stock, par value $1.00 per share, of the Corporation.

2.    DESIGNATION

      The series of preferred stock authorized hereunder shall be designated as the "Class B, Series 1 10% Cumulative Preferred Stock." The number of shares constituting such series shall initially be 500,000, which number may from time to time be changed (but not above 500,000 or below the number then outstanding) by the Board of Directors. The par value of the Series 1 Preferred Stock shall be $1.00 per share. All shares of Series 1 Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

3.    RANK

      The Series 1 Preferred Stock shall rank, with respect to priority of dividend rights or rights on liquidation, dissolution and winding-up of the affairs of the Corporation or both:

      (a) senior to all classes or series of Common Stock of the Corporation and to any other class or series of Capital Stock (except the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series) that does not expressly provide that it ranks senior to or on a parity with the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such junior dividend rights or junior rights upon liquidation, dissolution and winding up, collectively referred to, as the context may require, as "Junior Dividend Securities" or "Junior Liquidation Securities");

      (b) on a parity with the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series and each class or series of Capital Stock that expressly provides that it ranks on a parity with the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such parity dividend rights or parity rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Parity Dividend Securities" or "Parity Liquidation Securities"); and

      (c) junior to each class or series of Capital Stock (except any Class A Series or Other Class B Series) that expressly provides that it ranks senior to the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such senior dividend rights or senior rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Senior Dividend Securities" or "Senior Liquidation Securities").

4.    DIVIDENDS, ETC.

      (a) Beginning on the applicable Issue Date, the Holders of outstanding shares of Series 1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, dividends payable in cash at the rate per share of $1.00 per year and no more. All dividends shall be fully cumulative and shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Corporation and whether or not there are funds legally available therefor), without interest, from the first day of the Annual Dividend Period with respect to which such dividend may be payable as herein provided, except that with respect to the first dividend payable with respect to any share of Series
            1 Preferred Stock, such dividend shall accrue from the applicable Issue Date. All dividends shall be cumulative and shall be payable in arrears on each Dividend Payment Date commencing on the Dividend Payment Date that follows the Dividend Record Date immediately succeeding the applicable
            Issue Date, in preference to and with priority over dividends on Junior Dividend Securities. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the Series
            1 Preferred Stock for any period unless dividends aggregating at least the Non-Cumulative Amount have been or contemporaneously are declared on the Non-Cumulative Preferred Stock (including any dividends previously declared for the same stated dividend payment date pursuant to this sentence), payable not later than the stated dividend payment date for the Non-Cumulative Preferred Stock on or next following the date of payment of such dividend or distribution on the Series 1 Preferred Stock, and a sum has been or contemporaneously is set apart sufficient for such payment. The "Non-Cumulative Amount" means the pro rata portion of the anticipated annual dividends (in any case, not less than six percent per annum) on the Non-Cumulative Preferred Stock calculated for the period from, but not including, its immediately preceding stated dividend payment date (whether or not any dividend was paid on such date) through, and including, the date of payment of such dividend or distribution on the Series 1 Preferred Stock.

      (b) All dividends and distributions paid with respect to shares of the Series 1 Preferred Stock pursuant to Section 4(a) hereof shall be paid pro rata to the Holders entitled thereto. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on Parity Dividend Securities for any period unless full cumulative dividends have been or contemporaneously are declared and a sum set apart sufficient for such payment on the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on the Parity Dividend Securities. If any dividends are not paid in full upon the shares of the Series 1 Preferred Stock and the Parity Dividend Securities, (i) all dividends declared for any period upon shares of the Series 1 Preferred Stock and the Parity Dividend Securities shall be declared pro rata so that the amount of dividends declared on the Series 1 Preferred Stock and on each class or series of the Parity Dividend Securities shall in all cases bear to each other the same ratio that accrued dividends (or, in the case of the Non-Cumulative Preferred Stock, that portion of the Non-Cumulative Amount which has not previously been declared and set apart) on the Series 1 Preferred Stock and on each class or series of Parity Dividend Securities bear to each other, and (ii) a sum shall be set apart sufficient to pay any such declared dividends that are not being paid immediately. Any dividend not paid on the Series 1 Preferred Stock pursuant to this Section 4 shall be fully cumulative and shall accrue, without interest, as set forth in Section 4(a) hereof and shall be in arrears until paid.

      (c) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Dividend Securities or make any distribution in respect thereof either directly or indirectly and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions in Junior Dividend Securities that are no higher in priority with respect to the Series 1 Preferred Stock, as to rights on liquidation, dissolution and winding-up, than the Junior Dividend Securities upon which such dividend or distribution is issued), unless on or prior to the date of declaration of such dividend or distribution on the Junior Dividend Securities full cumulative dividends have been or contemporaneously are declared in compliance with Section 4(a) hereof, and a sum set apart sufficient for such payment, on the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividend or distribution on the Junior Dividend Securities.

      (d) The amount of dividends payable on the Series 1 Preferred Stock for any period less than a full Annual Dividend Period (including, in some cases, the Initial Dividend Period) and the Non-Cumulative Amount shall be computed on the basis of twelve 30 day months and a 360-day year. Dividends shall accrue on a daily basis during each Dividend Period as provided above, and the Liquidation Preference of each outstanding share of Series 1 Preferred Stock shall be correspondingly increased on a daily basis. Each such dividend shall be payable to Holders of record as their names shall appear on the stock books of the Corporation on the Dividend Record Date for such dividends, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders of record on such date not more than fifty (50) days prior to the date of payment as shall be determined by the Board of Directors.

      (e) Dividends shall cease to accrue in respect of any particular share of Series 1 Preferred Stock on the Redemption Date with respect thereto unless the Corporation defaults in payment of the Redemption Price with respect to such share of Series 1 Preferred Stock.

5.    PAYMENT ON LIQUIDATION

      Upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Series 1 Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to the holders of its Capital Stock an amount in cash per share equal to the Liquidation Preference determined as of the date of such liquidation, dissolution or winding-up, before any payment or other distribution is made on any Junior Liquidation Securities. Holders of Series 1 Preferred Stock shall not be entitled to any other distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series 1 Preferred Stock and all Parity Liquidation Securities, then the holders of all such shares shall share equally and ratably in any distribution of assets in proportion to the full liquidation payments determined as of the date of such liquidation, dissolution or winding-up, to which each of them is entitled. For the purposes of this Section 5, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

6.    REDEMPTION

      (a) Redemption. The Corporation may redeem at the option of the Corporation in its sole discretion, at any time or from time to time, in whole or in part, shares of Series 1 Preferred Stock (a "Redemption"), at the Redemption Price. With respect to any Redemption of fewer than all the outstanding shares of Series
            1 Preferred Stock, the number of shares to be redeemed and the manner of selecting the shares to be redeemed (which may be pro rata, by lot, by Issue Date, based on whether the Holder is or has ceased to be an employee of the Corporation or a subsidiary thereof, or such other method as the Board of Directors deems appropriate) shall be determined by the Board of Directors.
            The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series 1 Preferred Stock shall be redeemed from time to time.

      (b) Notice of Redemption. Notice of any Redemption of shares of Series 1 Preferred Stock, specifying the time and place of Redemption and the Redemption Price (a "Redemption Notice"), shall be mailed, not more than sixty (60) nor less than thirty
            (30) days prior to the date fixed for Redemption (the "Redemption Date"), in a postage prepaid envelope to each Holder of Series 1 Preferred Stock to be redeemed, at the address for such Holder shown on the Corporation's records. No failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the Redemption of any shares of Series 1 Preferred Stock to be redeemed. Each such Redemption Notice shall state:

            (i)         the Redemption Date;

            (ii)        the Redemption Price;

            (iii) the number of shares of Series 1 Preferred Stock to be redeemed and, if fewer than all the shares of Series 1 Preferred Stock held by a Holder are to be redeemed, the number of shares thereof to be redeemed from such Holder;

            (iv) the manner and place or places at which payment for the shares of Series 1 Preferred Stock offered for Redemption will be made, upon presentation and surrender to the Corporation of the certificates evidencing the shares being redeemed (if such shares are certificated shares);

            (v) that dividends on the shares of Series 1 Preferred Stock being redeemed shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price with respect to such shares; and

            (vi) that the rights of Holders of Series 1 Preferred Stock as stockholders of the Corporation with respect to shares being redeemed shall terminate as of the Redemption Date unless the Corporation defaults in the payment of the Redemption Price with respect to such shares.

            Upon mailing any such Redemption Notice, the Corporation shall become obligated to redeem at the Redemption Price on the applicable Redemption Date all shares of Series 1 Preferred Stock therein specified.

      (c) On any Redemption Date, the full Redemption Price shall become payable in cash for the shares of Series 1 Preferred Stock being redeemed on such Redemption Date. As a condition of payment of the Redemption Price, if the shares of Series 1 Preferred Stock being redeemed are certificated shares, each Holder of Series 1 Preferred Stock must surrender the certificate or certificates representing the shares of Series 1 Preferred Stock being redeemed to the Corporation in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be canceled and retired. All Redemption payments will be made to the Holders of the shares being redeemed.

      (d) On any Redemption Date, except to the extent that the Corporation defaults in the payment of the Redemption Price for any shares called for Redemption, dividends on the Series 1 Preferred Stock called for Redemption shall cease to accumulate, and all rights of Holders of such shares shall terminate, except for the right to receive the Redemption Price, without interest.

7.    RESTRICTION ON REDEMPTIONS AND
      OTHER ACQUISITIONS OF CERTAIN STOCK

      Except in the case of repurchases of Common Stock by the Corporation pursuant to Article II, Section 7 of the Bylaws of the Corporation, the Corporation shall not purchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of Series 1 Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities unless on or prior to the date of such purchase, redemption or acquisition full cumulative dividends have been or contemporaneously are declared in compliance with
Section 4(a) hereof, and a sum set apart sufficient for such payment, on the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to such date. Notwithstanding the foregoing, the Corporation may acquire Series 1 Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities (the "Replaced Securities") as a result of a reclassification, exchange or conversion of the Replaced Securities solely into or for other Capital Stock of the Corporation (the "Replacing Securities"), or through the use solely of the proceeds of a substantially simultaneous sale of Replacing Securities, provided in any such case that the Replacing Securities are no higher in priority with respect to the Series 1 Preferred Stock and the Non-Cumulative Preferred Stock, as to either dividend rights or rights on liquidation, dissolution and winding-up, than the Replaced Securities.

8.    VOTING RIGHTS

      The Series 1 Preferred Stock, except as otherwise required by law, shall be non-voting.

9.    MUTILATED OR MISSING SERIES 1 PREFERRED STOCK CERTIFICATES

      If any of the Series 1 Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Series 1 Preferred Stock certificate, or in lieu of and substitution for the Series 1 Preferred Stock certificate lost, stolen or destroyed, a new Series 1 Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series 1 Preferred Stock, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Series 1 Preferred Stock certificate and indemnity and bond, if requested.

10.   REISSUANCE OF SERIES 1 PREFERRED STOCK

      Shares of Series 1 Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of authorized and unissued shares of Class B Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Class B Preferred Stock of the Corporation.

11.   BUSINESS DAY

      If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

12.   HEADINGS OF SUBDIVISIONS

      The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13.   SEVERABILITY OF PROVISIONS

      If any right, preference or limitation of the Series 1 Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

14.   LIMITATIONS

      Except as may otherwise be required by law, the shares of Series 1 Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein or otherwise in the Certificate of
Incorporation of the Corporation.
                         ________________________

      4. The amendment of the certificate of incorporation was authorized by vote of a majority of the Board of Directors at a meeting duly convened and held on August 17, 1995.

            IN WITNESS WHEREOF, we have made and subscribed this certificate this _____ day of August, 1995 and affirm the statements contained herein as true under penalties of perjury.


                                                /s/ Bruce R. Fox
                                                Bruce R. Fox, President


                                                /s/ Tommy R. Croner
                                                Tommy R. Croner, Secretary


STATE OF ____________)
COUNTY OF ___________) s.s.:


            On this ____ day of August, 1995, before me personally came Bruce R. Fox and Tommy R. Croner, to me personally known, who, being by me duly sworn did depose and say that they are the President and Secretary, respectively, of Pro-Fac Cooperative, Inc., the corporation described in the foregoing certificate, and that they signed their names thereto by order of the Board of Directors of said corporation.




                                                ___________________________
                                                Notary Public

                         CURTICE BURNS FOODS, INC.

                       EMPLOYEE STOCK PURCHASE PLAN



      1. Purpose. The purpose of the Curtice Burns Foods, Inc. Employee Stock Purchase Plan (the "Plan") is for Curtice Burns Foods, Inc. (the "Employer") to encourage employee ownership in its parent company, Pro-Fac Cooperative, Inc. (the "Corporation"), by providing for the Employer's eligible employees an opportunity to purchase certain capital stock in the Corporation.
      2. Effective Date. The effective date of the Plan shall be the date the Plan is approved by the Board of Directors of the Employer and the Board of Directors of the Corporation.
      3. Shares of Stock Subject to the Plan; Non-Transferability. The shares which may be issued and purchased pursuant to this Plan shall not exceed an aggregate of 500,000 shares of Class B, Series 1, preferred stock par value $1.00 (the "Preferred Stock") of the Corporation. Such shares may be authorized but unissued shares of the Preferred Stock or issued shares of the Preferred Stock which shall have been reacquired by the Corporation. The terms of the Preferred Stock are more completely set forth in the certificate of amendment to the certificate of incorporation of the Corporation, attached hereto as Schedule A. Shares of the Preferred Stock shall be non-transferrable except to the Corporation in accordance with the provisions of this Plan. Each certificate for shares of the Preferred Stock shall bear a legend reflecting such restriction on transferability. Any attempt to transfer shares of the Preferred Stock by sale, gift, or otherwise, or any attempt to encumber such shares, except in accordance with the terms of this Plan, shall be null and void and of no force and effect.

      4. Administration and Interpretation of the Plan. The Plan shall be administered by the Employee Stock Purchase Plan Committee (the "Committee") which shall consist of three (3) employees appointed by the Board of Directors of the Employer. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors of the

Employer. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The presence of a majority of the members of the Committee shall be necessary to constitute a quorum, and any act of a majority present at a meeting at which there is a quorum, shall be the act of the Committee.
      The Committee shall have authority to adopt rules and regulations for carrying out the Plan, determine the employees eligible under the Plan, determine the terms and conditions of any purchase, and conclusively determine all questions and disputes involving the interpretation or construction of the Plan unless otherwise determined by the Board of Directors of the Employer. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.
      5. Eligible Employees. Preferred Stock shall be offered for purchase to employees who are not subject to the provisions of Sections 6 and 7 of the Fair Labor Standards Act of 1938, as amended ("exempt" employees), to non-exempt employees, and to such groups of hourly-paid employees as are specifically approved by the Committee. The term "Employer", wherever used in this Plan, shall include any subsidiary corporation of the Employer or the Corporation.
      6. Duration of the Plan. The Plan shall remain in effect until all shares subject to the Plan shall be purchased pursuant to the Plan, unless sooner terminated in accordance with paragraph 9.
      7. Terms and Condition of Purchase. Purchases of Preferred Stock shall be evidenced by a notice of purchase (the "Notice") prepared in such form as the Committee shall approve from time to time. The initial subscription period to purchase stock shall be July through September 1995 for purchase effective October 1, 1995 in accordance with the provisions of this paragraph 7. Subsequent subscription periods shall be each March (for purchases to occur in the immediately following six-month period running from April 1 through September 30) and September (for purchases to occur in the immediately following six-month period running from October 1 to March
31). The Notice shall incorporate in substance the following terms and conditions:
            (a) Price. The purchase price of the shares of Preferred Stock shall be the Ten Dollars ($10.00) per share.
            (b)   Number of Shares.  An employee may purchase, in any one
(1) subscription period, as many shares as are represented by five percent (5%) of the employee's base annual salary, determined as of the February 1 immediately preceding a March subscription period or the August 1 preceding a September subscription period, excluding compensation received from the Employer's Management Incentive Plan or any annual retirement benefits. Notwithstanding the foregoing, for purposes of the initial subscription period, this maximum limitation shall be disregarded. The minimum number of shares which may be purchased in any subscription period is twenty-five
(25) shares.
            (c) Limitations on Purchases of Shares. In no event shall an employee have the right to purchase fractional shares.
            (d) Purchase Date. For purposes of this Plan, the "purchase date" shall be (i) October 1, 1995 for the initial subscription period, unless shares are purchased by installment payments pursuant to paragraph 7(e)(3) hereof, (ii) October 1, 1995 for shares purchased with an employee's fiscal year 1995 award under the Management Incentive Plan, (iii) October
1 following each subsequent September subscription period for shares paid for in full in cash, (iv) April 1 following each subsequent March subscription period for shares paid for in full in cash, and (v) for shares which are purchased by installment payments pursuant to paragraph 7(e)(3) hereof, either the April 1 following the initial subscription period or the prior September subscription period, as the case may be, or October 1 following the prior March subscription period; provided, that the employee has paid the purchase price in full and has not withdrawn the installments in accordance with paragraph 7(e)(3)(ii). For purposes of this Plan, a transfer of shares by the Corporation to the employee will occur within a reasonable time after the purchase date.
            (e)   Method and Time of Payment.
                  (1) Notice of Purchase. An employee who elects to purchase Preferred Stock pursuant to this Plan shall deliver the Notice on a form prescribed by the Committee, to the Committee and the Notice shall be effective upon receipt by the Committee. The Notice shall indicate the number of shares of Preferred Stock to be purchased, the elected method of payment under this paragraph 7(e), and such other information as the Committee shall require.
                  (2) Payment upon Election to Exercise. An Employee who submits a Notice may pay the purchase price in full in cash. For purposes of the initial subscription period, defined above, payment of the purchase price in cash is required; provided, however, that an employee may elect to purchase shares by designating all or a portion of the employee's fiscal year 1995 award under the Management Incentive Plan, otherwise payable in cash on September 15, 1995, for such purchase, and provided further that an employee may elect to purchase shares by installment payments pursuant to paragraph 7(e)(3) hereof. Any shares purchased with all or a portion of an employee's fiscal year 1995 award under the Management Incentive Plan shall be deemed purchased on October 1, 1995. To the extent an employee elects to use more than ten percent (10%) of the employee's fiscal year 1995 award under the Management Incentive Plan, such election shall be effective only upon review and approval by the Committee.
                  (3) Payment in Installments. (i) Subject to the provisions of paragraph 7(i) hereof, an employee who submits a Notice may elect to pay the purchase price in installments. Such installments shall be paid through deductions from the employee's salary. For subscriptions in a March subscription period, such deductions shall begin on the employee's first payday coincident with or following April 1 and shall continue on each successive payday of the employee through the following September 30. For subscriptions in the initial subscription period or in a September subscription period, as the case may be, such deductions shall begin on the employee's first payday coincident with or following October
1 and shall continue through the following March 31. Deductions shall be made so that the amount due for shares purchased in installments shall be fully paid as of the following September 30, if subscribed for in March, or the following March 31, if subscribed for in September. The Corporation shall pay no interest on any installments withheld from the employee's salary.
      Notwithstanding the provisions of paragraph 7(b) disregarding the maximum limitation on share purchase in the initial subscription period, in no event may an employee, in the initial subscription period, elect to purchase shares, by installment payments hereunder, with a value in excess of five percent (5%) of the employee's base annual salary, as determined under paragraph 7(b). Nothing in the preceding provision shall be construed as limiting the number of shares which an employee can purchase for cash during the initial subscription period, it being the intent of such provision only to limit the purchase by installment payments regardless of whether shares are also purchased for cash.
      (ii) An employee making installment payments may, at any time before the final installment payment is made, withdraw from the Corporation the installment payments already made, by giving notice of the intent to withdraw installments to the Committee, in writing, on a form prescribed by the Committee. In such event, the employee's Notice of purchase shall be cancelled, the employee's purchase shall lapse, and the Corporation shall refund to the employee any installments paid pursuant to the Notice within a reasonable period of time after receipt of the notice of intent to withdraw. In addition, termination of the Plan in accordance with paragraph 9 of this Plan shall be deemed a notice of intent to withdraw under this paragraph.
            (f) Dividend Reinvestment. The Committee shall provide each employee with an opportunity to elect to reinvest dividends paid on the Preferred Stock in additional shares of Preferred Stock; provided, however, that any such reinvestment shall not violate the provisions of paragraph 7(c).
            (g) Issuance of Certificates. Within a reasonable time after the purchase date, the Corporation shall issue to the employee a certificate or certificates for the shares which have been purchased, unless the Board shall determine such shares shall be issued in uncertificated form.
            (h) Rights as a Shareholder. The employee shall have no rights as a shareholder with respect to any shares covered by his Notice until the purchase date.
            (i) Termination of Employment. In the event an employee terminates employment with the Employer, any Preferred Stock which such employee purchased under this Plan shall be redeemable by the Corporation in accordance with the provisions of paragraph 8 hereof. Any such termination shall be deemed a notice of intent to withdraw under paragraph 7(e)(3) received by the Committee on the date the employee terminates employment with the Employer. Notwithstanding the foregoing, if an employee terminates employment after attaining age 55 with a minimum of ten (10) years of employment with the Employer, the employee may elect, on a form prescribed by the Committee, (i) to continue to own his or her Preferred Stock until such employee's death or until such employee provides the Employer notice that he or she wishes to redeem his or her Preferred Stock, in which event such Preferred Stock shall be redeemed in accordance with paragraph 8 hereof and/or (ii) to complete the purchase of any Preferred Stock then being purchased in installments by the employee pursuant to paragraph 7(e)(3) by paying the remaining unpaid installments in cash within thirty (30) days of such employee's termination of employment.
      8.    Repurchase and Redemption of Shares.
            (a) Limitations on Repurchases and Redemptions. The Corporation's obligation to effect any repurchase or redemption in accordance with this paragraph 8, and the terms of any such repurchase or redemption, shall be subject to the terms and conditions of any applicable law and any contractual agreements (including financing arrangements) to which the Employer and/or Corporation is a party.
            (b) Periodic Redemptions. Subject to paragraph (a) above, the Corporation shall periodically redeem all shares of Preferred Stock held by former employees of the Employer (except employees who, under the terms of paragraph 7(i), are entitled to, and have elected to, defer redemption of shares of Preferred Stock held by them) as set forth in paragraph 7(i). The terms of, and manner of effecting, any such redemption shall be as set forth in Schedule A attached hereto.
            (c) Periodic Repurchase Offers. Subject to paragraph (a) above, the Corporation shall, at least once in each fiscal year, offer to repurchase at least (a) five percent (5%) of the issued and outstanding shares of Preferred Stock, minus (b) the number of shares of Preferred Stock redeemed during such fiscal year pursuant to paragraph (b) above. The repurchase price shall be $10.00 per share. The other terms and conditions of such repurchase offers shall be established by the Committee, subject to approval by the Board of Directors of the Corporation.
            (d)   Optional Redemptions.  The provisions of this paragraph
8 shall not be construed to limit the right of the Corporation, at any time or from time to time, to redeem shares of Preferred Stock at the option of the Board of Directors in accordance with the terms and conditions set forth in Schedule A attached hereto.
      9. Termination and Amendment of the Plan. The Board of Directors of either the Employer or the Corporation may terminate this Plan at any time. The Board of Directors of the Employer may at any time and from time to time modify or amend this Plan in any respect whatsoever, including without limitation, the making of such amendments or revisions as the Board shall deem advisable to conform the Plan to any change in law or regulation applicable thereto. No termination, modifications or amendment to the Plan shall, without the consent of the employee by whom any purchase shall have been made, alter or impair the rights of such employee hereunder. Notwithstanding any termination of the Plan, the Corporation's obligations under paragraph 8 of this Plan shall continue in full force and effect until all shares of the Preferred Stock have been redeemed.
      10. Use of Proceeds. The proceeds derived from the sale of stock under the Plan shall constitute general funds of the Corporation to be used for general corporate purposes.

      11. General Restriction. Each purchase shall be subject to the requirement that if at any time the Boards of Directors of the Employer and/or the Corporation shall determine, in their discretion, that the listing, registration or qualification of the shares subject to such purchase upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such purchase or the issue of shares thereunder, such purchase shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Employer and/or the Corporation.
      12. Tax Withholding. The Employer which employs an employee who purchases Preferred Stock under this Plan shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to such purchase. Under appropriate circumstances, such right shall include the right to receive payments from the employee of the required withholding amount.
      13. Notice of Disqualifying Disposition. An employee who attempts to dispose of stock acquired pursuant to this Plan in violation of paragraph 3 hereof shall notify the Employer and the Corporation, in writing, within thirty (30) days of the attempt to make such disqualifying disposition. If a guardian, personal representative, heir, distributee, or legatee of the employee shall attempt to dispose of stock in a disqualifying disposition, such guardian, personal representative, heir, distributee, or legatee shall give the Employer and the Corporation such notice.

August 28, 1995



Pro-Fac Cooperative, Inc.
90 Linden Place
Rochester, NY  14625

      Re:   Registration Statement on Form S-8 (Curtice-Burns
            Foods, Inc. Employee Stock Purchase Plan)


      We have acted as your counsel in connection with a Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended. The Registration Statement covers the shares of Class B, Series 1 10% Cumulative Preferred Stock (the "Shares") of Pro-Fac Cooperative, Inc. (the
"Cooperative") referred to therein.

      We have reviewed the Registration Statement, the Certificate of Amendment to the Certificate of Incorporation of the Cooperative authorizing the issuance of the Shares (the "Certificate"), and the Curtice-Burns Foods, Inc. Employee Stock Purchase Plan (the "Plan"). As to various questions of fact material to our opinion, we have relied upon oral representations of officers of the Cooperative. We have also examined such certificates of public officials, corporate documents and records and other certificates, opinions and instruments and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth.

      Based on the foregoing and upon such investigation as we have deemed necessary, it is our opinion that, upon filing of a certified copy of the Certificate with the New York Department of Agriculture and Markets, the Shares will be validly issued, fully paid, and nonassessable when sold and issued in accordance with the terms of the Plan.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    HARRIS BEACH & WILCOX, LLP


                                    By:   /s/ Richard D. Mathewson
                                          Richard D. Mathewson
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                    Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pro-Fac Cooperative, Inc. of our report dated September 28, 1994 (which report contains an explanatory paragraph relative to disputes between Curtice-Burns Food, Inc. and Pro-Fac Cooperative, Inc.) appearing on page 27 of the Pro-Fac Cooperative, Inc. Annual Report on Form 10-K for the fiscal year ended June 25, 1994.


PRICE WATERHOUSE LLP
Rochester, New York
August 28, 1995